As filed with the Securities and Exchange Commission on August 8, 2002     Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Selective Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	22-2168890
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

40 Wantage Avenue
Branchville, New Jersey 07890
(Address, including zip code of registrant’s principal executive offices)

Selective Insurance Company of America
Deferred Compensation Plan
(Full title of the Plan)

Thornton R. Land, Esq.
Executive Vice President, Administration and General Counsel
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
(973) 948-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Deferred Compensation	N/A	N/A	N/A	$263.00
Obligations (1)

     (1)      The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Selective Insurance Company of America Deferred Compensation Plan (the “Plan”).

     (2)      Based upon estimated obligations in the amount of $2,850,000 used solely for the purpose of calculating the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Documents Incorporated By Reference

The following documents filed with the Securities and Exchange Commission by Selective Insurance Group, Inc. (the “Company”) are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 28, 2002.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 14, 2002.

3.	The description of the Company’s Common Stock and purchase rights for shares of Common Stock set forth in the Company’s registration statements on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) and any amendment or report filed for the purpose of updating those descriptions.

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

     Selective is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "Act"), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise, provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions were in breach of his duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

     Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation has the power to indemnify him against such expenses and liabilities under the Act. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

     Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification, insurance and limitation of liability.

     Section (a) of Article NINTH of our certificate of incorporation, and Section 14 of our By-Laws, provide generally that a director shall not be personally liable to Selective or its shareholders for damages from breach of any duty owed to Selective or its shareholders, except to the extent such personal liability may not be eliminated or limited under the Act. Such provisions further provide generally that an officer of Selective shall not be personally liable to Selective or its shareholders for damages or breach of any duty owed to Selective or its shareholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the Act.

     Section (b) of Article NINTH of our certificate of incorporation, and Section 14A of our By-Laws provide generally that each person who was or is made a party to or involved in a pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding of Selective or any constituent corporation absorbed by Selective in a consolidation or merger, or by reason of his/her having been a director, officer, trustee, employee or agent of another entity serving as such at our request, shall be indemnified and held harmless by Selective to the fullest extent permitted by the Act, as amended (but, in the case of any amendments, only to the extent such amendment permits Selective to provide broader indemnification rights than the Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person's heirs, executors, administrators and assigns; provided, however, that, except as provided above, Selective shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by its board of directors. Such provisions of the certificate of incorporation and By-Laws of Selective provide, under certain circumstances, for a right to be paid by Selective the expenses incurred in any proceeding in advance of the final disposition of such proceeding as authorized by the board of directors. Further, Selective is authorized to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any expenses incurred and any liabilities asserted against him/her in any proceeding by reason of such person having been a director, officer, employee or agent, whether or not Selective would have the power to indemnify such person.

     The directors and officers of the Company are insured by policies purchased by the Company against liabilities and expenses incurred in their capacity as directors or officers.

Item 7.	Exemption from Registration Claimed

     Not applicable.

Item 8.	Exhibits

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP

23.1	Consent of KPMG LLP

23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)

99.1	Selective Insurance Company of America Deferred Compensation Plan

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, State of New Jersey, on this 6th day of August, 2002.

SELECTIVE INSURANCE GROUP, INC. By: /s/ Gregory E. Murphy —————————————————————— Name: Gregory E. Murphy Title: Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory E. Murphy —————————— Gregory E. Murphy	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2002

/s/ Dale A. Thatcher —————————— Dale A. Thatcher	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2002

* —————————— Paul D. Bauer	Director	August 6, 2002

* —————————— A. David Brown	Director	August 6, 2002

* —————————— William A. Dolan, II	Director	August 6, 2002

* —————————— C. Edward Herder	Director	August 6, 2002

* —————————— William M. Kearns, Jr.	Director	August 6, 2002

* —————————— Joan Lamm - Tennant, Ph.D.	Director	August 6, 2002

* —————————— S. Griffith McClellan III	Director	August 6, 2002

* —————————— John F. Rockart	Director	August 6, 2002

* —————————— William M. Rue	Director	August 6, 2002

* —————————— Thomas D. Sayles	Director	August 6, 2002

* —————————— J. Brian Thebault	Director	August 6, 2002

     *   Gregory E. Murphy hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on August 6, 2002 pursuant to a power of attorney filed herewith.

By: /s/ Gregory E. Murphy —————————————————————— Gregory E. Murphy Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit 5	Opinion of Pitney, Hardin, Kipp & Szuch LLP

Exhibit 23.1	Consent of KPMG LLP

Exhibit 23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)

Exhibit 24	Powers of Attorney

Exhibit 99.1	Selective Insurance Company of America Deferred Compensation Plan